Exhibit 1.1

$200,000,000

SESI, L.L.C.

8 7/8% Senior Notes Due May 15, 2011

PURCHASE AGREEMENT

April 27, 2001

Credit Suisse First Boston Corporation

Bear, Stearns & Co. Inc.

Raymond James & Associates, Inc.

Banc One Capital Markets, Inc.,

    As Representatives of the Several Purchasers,

        c/o Credit Suisse First Boston Corporation,

            Eleven Madison Avenue,

                New York, N.Y. 10010-3629

Dear Sirs:

            1.        Introductory.  SESI, L.L.C., a Delaware limited liability company (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several initial purchasers named in Schedule A hereto (the "Purchasers") U.S.$200,000,000 principal amount of its 8 7/8% Senior Notes Due May 15, 2011 (including the guaranties of such notes granted pursuant to the Parent Guaranty and the Subsidiary Guaranties (each as hereinafter defined), the "Offered Securities") to be issued under an indenture, to be dated as of May 2, 2001 (the "Indenture"), between the Company and The Bank of New York, as Trustee. The United States Securities Act of 1933 is herein referred to as the "Securities Act."

            The Company, Superior Energy Services, Inc., a Delaware corporation and the sole member of the Company (the "Parent"), and the subsidiaries of the Parent identified as the Guarantor Subsidiaries on Schedule B hereto (the "Guarantor Subsidiaries"), hereby agree with the several Purchasers as follows:

            2.       Representations and Warranties of the Parent and the Company.  The Parent, the Company and the Guarantor Subsidiaries jointly and severally represent and warrant to, and agree with, the several Purchasers that:

            (a)    A preliminary offering circular and an offering circular relating to the Offered Securities to be offered by the Purchasers have been prepared by the Parent and the Company. Such preliminary offering circular (the "Preliminary Offering Circular") and offering circular (the "Offering Circular"), in both cases, including all information incorporated therein by reference and as supplemented as of the date of this Agreement, together with any other document approved by the Company or the Parent for use in connection with the contemplated resale of the Offered Securities are hereinafter collectively referred to as the "Offering Document". On the date of this Agreement, the Offering Document does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Offering Document based upon written information furnished to the Company or the Parent by any Purchaser through Credit Suisse First Boston Corporation ("CSFBC") specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof. Except as disclosed in the Offering Document, on the date of this Agreement, the Parent's Annual Report on Form 10-K most recently filed with the Securities and Exchange Commission (the "Commission") and all subsequent reports (collectively, the "Exchange Act Reports") which have been filed by the Parent with the Commission or sent to stockholders pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

            (b)    The Parent has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document; and the Parent is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification. The Company has been duly organized and is an existing limited liability company in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification.

            (c)    Each subsidiary of the Parent has been duly incorporated or organized and is an existing corporation, limited liability company or limited partnership in good standing under the laws of the jurisdiction of its formation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document; and each subsidiary of the Parent is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification except to the extent that the failure to be so qualified or be in good standing, individually or in the aggregate, would not have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Parent, the Company and the subsidiaries of the Parent taken as a whole ("Material Adverse Effect"); all of the issued and outstanding capital stock or similar ownership interest of each subsidiary of the Parent has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock or similar ownership interest of each subsidiary owned by the Parent is owned free from liens, encumbrances and defects other than Permitted Liens (as defined in the Indenture). For purposes of this Agreement, a "subsidiary" of the Parent shall mean any corporation, limited liability company, limited partnership or other business entity in which the Parent owns, directly or indirectly, 50% or more of the voting or economic equity interest. Attached hereto on Schedule B is a list of all subsidiaries of the Parent indicating their jurisdiction of incorporation or organization, the Parent's direct or indirect ownership therein and whether they are Guarantor Subsidiaries.

            (d)    The Indenture has been duly authorized; the Offered Securities have been duly authorized; the guaranty by the Parent dated the date hereof (the "Parent Guaranty") and the guaranties by the Guarantor Subsidiaries dated the date hereof (the "Subsidiary Guaranties") have been duly authorized; and when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date (as defined below), the Indenture, the Parent Guaranty and the Subsidiary Guaranties each will have been duly executed and delivered, such Offered Securities will have been duly executed, authenticated, issued and delivered and will conform to the description thereof contained in the Offering Document and the Indenture, the Parent Guaranty and the Subsidiary Guaranties and such Offered Securities will constitute valid and legally binding obligations of the Parent, the Company, and the Guarantor Subsidiaries, as the case may be, enforceable in accordance with their terms, subject to (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and (ii) general equity principles.

            (e)    Except as disclosed in the Offering Document, there are no contracts, agreements or understandings between the Company or the Parent or any subsidiaries of the Parent and any person that would give rise to a valid claim against the Company, the Parent, the subsidiaries of the Parent or any Purchaser for a brokerage commission, finder's fee or other like payment in connection with the Offered Securities.

            (f)    No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement, the Registration Rights Agreement dated the date hereof, between the Company, the Parent, the Guarantor Subsidiaries and the Purchasers (the "Registration Rights Agreement"), the Indenture, the Parent Guaranty and the Subsidiary Guaranties in connection with the issuance and sale of the Offered Securities by the Company, the Parent and the Guarantor Subsidiaries except (i) as may be required under the Securities Act, the United States Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission thereunder with respect to the Exchange Offer Registration Statement or the Shelf Registration Statement (each as defined in the Registration Rights Agreement) and (ii) as may be required under state securities or "Blue Sky" laws in connection with the resale of the Offered Securities by the Purchasers.

            (g)    The execution, delivery and performance of the Indenture, this Agreement, the Registration Rights Agreement, the Parent Guaranty and the Subsidiary Guaranties and the issuance and sale of the Offered Securities to the Purchasers in the manner contemplated herein and compliance with the terms and provisions thereof by the Company, the Parent and the Guarantor Subsidiaries will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Parent, the Company or any subsidiary of the Parent or any of their properties, or any agreement or instrument to which the Parent, the Company or any subsidiary of the Parent is a party or by which the Parent, the Company or any subsidiary of the Parent is bound or to which any of the properties of the Parent, the Company or any subsidiary of the Parent is subject, or the charter or by-laws of the Parent or the Company or any subsidiary of the Parent, and the Company, the Parent and the Guarantor Subsidiaries each have full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement.

            (h)    This Agreement and the Registration Rights Agreement have each been duly authorized, executed and delivered by the Parent, the Company and the Guarantor Subsidiaries, as applicable.

            (i)    Except as disclosed in the Offering Document, the Parent, the Company and the subsidiaries of the Parent have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them other than Permitted Liens; and except as disclosed in the Offering Document, the Parent, the Company and the subsidiaries of the Parent hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them other than Permitted Liens.

            (j)    The Parent, the Company and the subsidiaries of the Parent possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Parent, the Company or any of the subsidiaries of the Parent, would individually or in the aggregate have Material Adverse Effect.

            (k)    No labor dispute with the employees of the Parent, the Company or any subsidiary of the Parent exists or, to the knowledge of the Parent, the Company or the subsidiaries of the Parent, is imminent that might reasonably be expected to have a Material Adverse Effect.

            (l)    The Parent, the Company and the subsidiaries of the Parent own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Parent, the Company or any of the subsidiaries of the Parent, would individually or in the aggregate have a Material Adverse Effect.

            (m)    Except as disclosed in the Offering Document, none of the Parent, the Company nor any of the subsidiaries of the Parent is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and neither the Parent nor the Company is aware of any pending investigation which might lead to such a claim.

            (n)    Except as disclosed in the Offering Document, there are no pending actions, suits or proceedings against or affecting the Parent, the Company, any of the subsidiaries of the Parent or any of their respective properties that, if determined adversely to the Parent, the Company or any of the subsidiaries of the Parent, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Parent, the Company or any of the subsidiaries of the Parent to perform their obligations under the Indenture, this Agreement, the Registration Rights Agreement, the Parent Guaranty or the Subsidiary Guaranties, as applicable, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are threatened or, to the Parent or the Company's knowledge, contemplated.

            (o)    The financial statements included in the Offering Document (including the related notes and supporting schedules) present fairly the financial position of the Parent and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and the assumptions used in preparing the pro forma financial statements included in the Offering Document provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

            (p)    Except as disclosed in the Offering Document, since the date of the latest audited financial statements included in the Offering Document there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Parent, the Company and the subsidiaries of the Parent taken as a whole, and, except as disclosed in or contemplated by the Offering Document, there has been no dividend or distribution of any kind declared, paid or made by the Parent on any class of its capital stock.

            (q)    Neither the Parent nor the Company is an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the "Investment Company Act") ; and neither the Parent nor the Company is nor, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document, will be an "investment company" as defined in the Investment Company Act.

            (r)    The Parent, the Company and each of the subsidiaries of the Parent is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged; and none of the Parent, the Company nor any of the subsidiaries of the Parent has any reason to believe that any of them will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

            (s)    The Parent, the Company and each of the subsidiaries of the Parent has filed on a timely basis all material foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it to the extent due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or would not a Material Adverse Effect.

            (t)    Subject to such exceptions, if any, as could not reasonably be expected to have a Material Adverse Effect, the Parent and the Company maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and, none of the Parent, the Company, the subsidiaries of the Parent, or any employee or agent thereof, has made any payment of funds of the Parent, the Company or the subsidiaries of the Parent, or received or retained any funds, and no funds of the Parent, the Company or the subsidiaries of the Parent have been set aside to be used for any payment, in each case in violation of any law, rule or regulation.

            (u)    No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

            (v)    Assuming the accuracy of the representations and warranties and performance by the Purchasers of the agreements made herein, the offer and sale of the Offered Securities in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof, Regulation D thereunder and Regulation S thereunder; and it is not necessary to qualify an indenture in respect of the Offered Securities under the Trust Indenture Act.

            (w)    None of the Parent, the Company, nor any of their affiliates, nor any person acting on their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Offered Securities or any security of the same class or series as the Offered Securities or (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S ("Regulation S") under the Securities Act, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. The Parent, the Company, their affiliates and any person acting on their behalf have complied and will comply with the offering restrictions requirement of Regulation S. Neither the Parent nor the Company has entered or will enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement.

            (x)    The Parent is subject to Section 13 or 15(d) of the Exchange Act.

            3.       Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Purchasers, and the Purchasers agree, severally and not jointly, to purchase from the Company, at a purchase price of 97 1/2% of the principal amount thereof, the respective principal amounts of the Offered Securities set forth opposite the names of the several Purchasers in Schedule A hereto.

            The Company will deliver against payment of the purchase price the Offered Securities in the form of one or more permanent global Securities in definitive form (the "Global Securities") deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Offering Document. Payment for the Offered Securities shall be made by the Purchasers in Federal (same day) funds by wire transfer to an account at a bank designated by the Company and acceptable to CSFBC, at 10:00 A.M. (New York time), on May 2, 2001, or at such other time not later than seven full business days thereafter as CSFBC and the Company determine, such time being herein referred to as the "Closing Date", against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Offered Securities. The Global Securities will be made available for checking at the above office at least 24 hours prior to the Closing Date.

            4.       Representations by Purchasers; Resale by Purchasers.

            (a)    Each Purchaser severally represents and warrants to the Parent and the Company that it is an "accredited investor" within the meaning of Regulation D under the Securities Act.

            (b)    Each Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser severally represents and agrees that it has offered and sold the Offered Securities, and will offer and sell the Offered Securities only in accordance with Rule 903 or Rule 144A under the Securities Act ("Rule 144A"). Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and such Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S and Rule 144A.

            (c)    Each Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Purchasers or affiliates of the other Purchasers, for the Intersyndicate Agreement or with the prior written consent of the Parent or the Company.

            (d)    Each Purchaser severally agrees that it and each of its affiliates will not offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

            (f)    Each of the Purchasers severally represents and agrees that (i) it has not offered or sold and prior to the date six months after the date of issue of the Offered Securities will not offer or sell any Offered Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Offered Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

            5.       Certain Agreements of the Parent, the Company and the Guarantor Subsidiaries. The Parent, the Company and the Guarantor Subsidiaries agree with the several Purchasers that:

            (a)    The Parent or the Company will advise CSFBC promptly of any proposal to amend or supplement the Offering Document and will not effect such amendment or supplementation without CSFBC's consent, which shall not be unreasonably withheld or delayed. If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers, any event occurs as a result of which the Offering Document as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any such time to amend or supplement the Offering Document to comply with any applicable law, the Parent or the Company promptly will notify CSFBC of such event and promptly will prepare, at their own expense, an amendment or supplement which will correct such statement or omission or effect such compliance. Neither CSFBC's consent to, nor the Purchasers' delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

            (b)    The Parent or the Company will furnish to CSFBC copies of any preliminary offering circular, the Offering Document and all amendments and supplements to such documents, in each case as soon as available and in such quantities as CSFBC requests, and the Parent or the Company will furnish to CSFBC on the date hereof five copies of the Offering Document signed by a duly authorized officer of the Company, one of which will include the independent accountants' reports therein manually signed by such independent accountants. At any time when the Parent is not subject to Section 13 or 15(d) of the Exchange Act, the Parent or the Company will promptly furnish or cause to be furnished to CSFBC (and, upon request, to each of the other Purchasers) and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Parent and the Company will pay the expenses of printing and distributing to the Purchasers all such documents.

            (c)    The Parent and the Company will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as CSFBC designates and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchasers, provided that neither the Parent nor the Company will be required to qualify as a foreign corporation or to file a general consent to service of process or to subject itself to taxation in respect of doing business in any such state or province where it is not then so qualified or subject to taxation.

            (d)    During the period of five years hereafter, the Parent or the Company will furnish to CSFBC and, upon request, to each of the other Purchasers, as soon as practicable after the end of each fiscal year, a copy of the Parent's annual report to stockholders for such year; and the Parent or the Company will furnish to CSFBC and, upon request, to each of the other Purchasers (i) as soon as available, a copy of each report and any definitive proxy statement of the Parent filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Parent or the Company as CSFBC may reasonably request.

            (e)    During the period of two years after the Closing Date, the Parent or the Company will, upon request, furnish to CSFBC, each of the other Purchasers and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.

            (f)    During the period of two years after the Closing Date, none of the Parent, the Company nor the Guarantor Subsidiaries will, nor will any of them permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Offered Securities that have been reacquired by any of them.

            (g)    During the period of two years after the Closing Date, none of the Parent, the Company nor the Guarantor Subsidiaries will be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

            (h)    The Parent, the Company and the Guarantor Subsidiaries will pay all expenses incidental to the performance of their obligations under this Agreement, the Indenture, the Parent Guaranty, the Subsidiary Guaranties and the Registration Rights Agreement, including (i) the fees and expenses of the Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities and, as applicable, the Exchange Securities (as defined in the Registration Rights Agreement), the preparation and printing of this Agreement, the Registration Rights Agreement, the Offered Securities, the Indenture, the Parent Guaranty, the Subsidiary Guaranties, the Offering Document and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities and as applicable, the Exchange Securities; (iii) the cost of listing the Offered Securities and qualifying the Offered Securities for trading in The PortalSM Market ("PORTAL") and any expenses incidental thereto; (iv) the cost of any advertising approved by the Parent or the Company in connection with the issue of the Offered Securities, (v) for any expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities or the Exchange Securities for sale under the laws of such jurisdictions in the United States and Canada as CSFBC designates and the printing of memoranda relating thereto, (vi) for any fees charged by investment rating agencies for the rating of the Securities or the Exchange Securities, and (vii) for expenses incurred in distributing preliminary offering circulars and the Offering Document (including any amendments and supplements thereto) to the Purchasers. Each party will pay its own expenses in connection with attending or hosting meetings with prospective purchasers of the Offered Securities from the Purchasers, except that the Parent and the Company shall be responsible for all expenses related to the charter of an airplane to transport the representatives of the Parent, the Company and the Purchasers to and from such meetings.

            (i)    In connection with the offering, until CSFBC shall have notified the Parent, the Company and the other Purchasers of the completion of the resale of the Offered Securities, none of the Parent, the Company nor any Guarantor Subsidiary nor any of their affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

            (j)    For a period from the date of the initial offering of the Offered Securities by the Purchasers through the Closing Date, none of the Parent, the Company nor any Guarantor Subsidiary will offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any United States dollar-denominated debt securities issued or guaranteed by the Parent, the Company or a Guarantor Subsidiary and having a maturity of more than one year from the date of issue. None of the Parent, the Company nor a Guarantor Subsidiary will at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Offered Securities.

            6.        Conditions of the Obligations of the Purchasers.  The obligations of the several Purchasers to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Parent, the Company and the Guarantor Subsidiaries herein, to the accuracy of the statements of officers of the Parent and the Company made pursuant to the provisions hereof, to the performance by the Parent, the Company and the Guarantor Subsidiaries of their obligations hereunder and to the following additional conditions precedent:

            (a)    The Purchasers shall have received letters, dated the date of this Agreement, of KPMG LLP and Ernst & Young LLP in agreed form confirming that they are independent public accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder ("Rules and Regulations") and to the effect that:

            (i)    in their opinion the financial statements examined by them and included in the Offering Document and in the Exchange Act Reports comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations;

            (ii)    in the case of KPMG LLP, they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on the unaudited financial statements included in the Exchange Act Reports;

            (iii)    in the case of KPMG LLP, on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

            (A)    the unaudited financial statements included in the Exchange Act Reports do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;

            (B) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Parent and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets or net assets, as compared with amounts shown on the latest balance sheet included in the Offering Document; or

            (C) for the period from the closing date of the latest income statement included in the Offering Document to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in consolidated net sales, net operating income consolidated income before extraordinary items or net income or in the ratio of earnings to fixed charges;

except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which the Offering Document disclose have occurred or may occur or which are described in such letter; and

            (iii)    in the case of KPMG LLP, they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Offering Document and the Exchange Act Reports (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Parent and its subsidiaries subject to the internal controls of the Parent's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

            The Parent and the Company shall have received from KPMG LLP (and furnished to the Purchasers) an examination report with respect to Management's Discussion and Analysis of Financial Condition and Results of Operations of the Parent for the three fiscal years ending December 31, 2000, in accordance with Statement on Standards for Attestation Engagement No. 8 issued by the Auditing Standards Board of the American Institute of Certified Public Accountants, and such examination report shall be included in the Offering Circular.

            (b)    Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) a change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of CSFBC, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market, or (ii) (A) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Parent, the Company or the subsidiaries of the Parent which, in the judgment of a majority in interest of the Purchasers including CSFBC, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (B) any downgrading in the rating of any debt securities of the Parent or the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Parent or the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (C) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Parent or the Company on any exchange or in the over-the-counter market; (D) any banking moratorium declared by U.S. Federal or New York authorities; or (E) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Purchasers including CSFBC, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities.

            (c)    The Purchasers shall have received the Indenture, the Parent Guaranty and the Subsidiary Guaranties, each duly executed by the Parent, the Company and the Guarantor Subsidiaries, as the case may be.

            (d)    The Purchasers shall have received an opinion, dated the Closing Date, of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P., counsel for the Parent and the Company, that:

            (i)    The Parent has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Offering Document; and the Parent is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification;

            (ii)    The Company has been duly organized and is an existing limited liability company in good standing under the laws of the State of Delaware, with power and authority (corporate or otherwise) to own its properties and conduct its business as described in the Offering Document; and the Company is duly qualified to do business as a foreign limited liability company in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification;

            (iii)    Each subsidiary of the Parent has been duly incorporated or organized and is an existing corporation, limited liability company or limited partnership in good standing under the laws of the jurisdiction of its formation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document; and each subsidiary of the Parent is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; all of the issued and outstanding capital stock or similar ownership interest of each subsidiary of the Parent has been duly authorized and validly issued and is fully paid and nonassessable; and, to such counsel's knowledge, the capital stock or similar ownership interest of each subsidiary owned by the Parent, directly or through subsidiaries, is owned free from liens, encumbrances and defects other than Permitted Liens;

            (iv)    The Indenture, the Parent Guaranty and the Subsidiary Guaranties have been duly authorized, executed and delivered by the Company, the Parent and the Guarantor Subsidiaries, as the case may be; the Offered Securities have been duly authorized, executed, authenticated, issued and delivered by the Company, the Parent and the Guarantor Subsidiaries and conform to the description thereof contained in the Offering Document; and the Indenture, the Parent Guaranty, the Subsidiary Guaranties and the Offered Securities, assuming that the internal laws of the State of Louisiana were to be applied thereto, constitute valid and legally binding obligations of the Company, the Parent and the Guarantor Subsidiaries, as the case may be, enforceable in accordance with their terms, subject to (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and (ii) general equity principles;

            (v)    No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement, the Indenture, the Parent Guaranty, the Subsidiary Guaranties or the Registration Rights Agreement in connection with the issuance or sale of the Offered Securities by the Company, the Parent or the Guarantor Subsidiaries, except (i) as may be required under the Securities Act, the Trust Indenture Act and the rules and regulations of the Commission thereunder with respect to the Exchange Offer Registration Statement or the Shelf Registration Statement and (ii) as may be required under state securities or "Blue Sky" laws in connection with the resale of the Offered Securities by the Purchasers;

            (vi)    To such counsel's knowledge after due inquiry, there are no pending actions, suits or proceedings against or affecting the Parent, the Company, any of the subsidiaries of the Parent or any of their respective properties that, if determined adversely to the Parent, the Company or any of the subsidiaries of the Parent, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Parent, the Company or the subsidiaries of the Parent to perform their obligations under the Indenture, this Agreement, the Registration Rights Agreement, the Parent Guaranty or the Subsidiary Guaranties, as applicable, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are threatened or, to such counsel's knowledge, contemplated;

            (vii)    The execution, delivery and performance of the Indenture, this Agreement, the Registration Rights Agreement, the Parent Guaranty and the Subsidiary Guaranties and the issuance and sale of the Offered Securities to the Purchasers in the manner contemplated herein and compliance with the terms and provisions thereof by the Company, the Parent and the Guarantor Subsidiaries will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Parent, the Company or any of the subsidiaries of the Parent or any of their properties, or any agreement or instrument to which the Parent, the Company or any subsidiary of the Parent is a party or by which the Parent, the Company or any subsidiary of the Parent is bound or to which any of the properties of the Parent, the Company or any subsidiary of the Parent is subject, or the charter or by-laws (or similar document) of the Parent, the Company or any subsidiary of the Parent, and the Company, the Parent and the Guarantor Subsidiaries each have full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement;

            (viii)    Such counsel have no reason to believe that the Offering Circular, or any amendment or supplement thereto, or any Exchange Act Report as of the date hereof and as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the descriptions in the Offering Circular and the Exchange Act Reports of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Offering Circular and the Exchange Act Reports;

            (ix)    This Agreement and the Registration Rights Agreement have each been duly authorized, executed and delivered by the Parent, the Company and the Guarantor Subsidiaries, as applicable;

            (x)    Assuming the accuracy of the representations, warranties and covenants of the parties to this Agreement contained herein, it is not necessary in connection with (i) the offer, sale and delivery of the Offered Securities by the Company, the Parent and the Guarantor Subsidiaries to the several Purchasers pursuant to this Agreement or (ii) the resales of the Offered Securities by the several Purchasers in the manner contemplated by this Agreement, to register the Offered Securities under the Securities Act or to qualify an indenture in respect thereof under the Trust Indenture Act; and

            (xi)    The Purchase Agreement, the Registration Rights Agreement, the Indenture, the Parent Guaranty and the Subsidiary Guaranties specify a choice of New York law as each of their governing law. Such counsel is of the opinion that a Louisiana court would give effect to the choice of law stipulations therein, unless a Louisiana court finds that (a) there is not a significant relationship between the agreement in question and the chosen jurisdiction, (b) there are public policy considerations justifying the refusal to honor the choice of law stipulation as written, or (c) New York's own conflict of laws principles dictate the application of another body of law. The questions of whether a significant relationship exists and whether a matter contravenes public policy are necessarily decided on a case-by-case basis. As the result of the foregoing factors, such counsel is unable to render an unqualified opinion on the effectiveness of the described choice of law stipulations under Louisiana law. It is, however, such counsel's view that a Louisiana court would probably find (i) a sufficient relationship between the Purchase Agreement, the Registration Rights Agreement, the Indenture, the Parent Guaranty and the Subsidiary Guaranties and New York to satisfy the requirement of clause (a) above and (ii) that there are no public policy considerations justifying the refusal to have the choice of New York law.

            (e)    The Purchasers shall have received from Fulbright & Jaworski L.L.P., counsel for the Purchasers, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Parent and the organization of the Company, the validity of the Offered Securities, the Offering Circular, the exemption from registration for the offer and sale of the Offered Securities by the Company, the Parent and the Guarantor Subsidiaries to the several Purchasers and the resales by the several Purchasers as contemplated hereby and other related matters as CSFBC may require, and the Parent and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters with reference to same in the Offering Circular. In rendering such opinion, Fulbright & Jaworski L.L.P. may rely as to the incorporation of the Parent and the Company and all other matters governed by Louisiana law upon the opinion of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P. referred to above.

            (f)    The Purchasers shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Parent in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Parent, the Company and the Guarantor Subsidiaries in this Agreement are true and correct, that the Parent, the Company and the Guarantor Subsidiaries have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the respective dates of the most recent financial statements in the Offering Document, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Parent, the Company and the subsidiaries of the Parent taken as a whole except as set forth in or contemplated by the Offering Document or as described in such certificate.

            (g)    The Purchasers shall have received a letter, dated the Closing Date, of KPMG, LLP and Ernst & Young LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

            The Parent or the Company will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Purchasers reasonably request. CSFBC may in its sole discretion waive on behalf of the Purchasers compliance with any conditions to the obligations of the Purchasers hereunder, whether in respect of an Optional Closing Date or otherwise.

            7.    Indemnification and Contribution. (a) The Parent, the Company and the Guarantor Subsidiaries will, jointly and severally, indemnify and hold harmless each Purchaser, its partners, directors and officers and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular or the Exchange Act Reports, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, including any losses, claims, damages or liabilities arising out of or based upon the Parent's, the Company's or the Guarantor Subsidiaries' failure to perform its obligations under Section 5(a) of this Agreement, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that none of the Parent, the Company nor the Guarantor Subsidiaries will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Parent, the Company or any of the Guarantor Subsidiaries by any Purchaser through CSFBC specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below; and provided, further, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary offering circular the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Purchaser that sold the Securities concerned to the person asserting any such losses, claims, damages or liabilities, to the extent that such sale was an initial resale by such Purchaser and any such loss, claim, damage or liability of such Purchaser results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Securities to such person, a copy of the Offering Document (exclusive of any material included therein but not attached thereto) if the Company, the Parent or the Guarantor Subsidiaries had previously furnished copies thereof to such Purchaser.

                        (b)    Each Purchaser will severally and not jointly indemnify and hold harmless the Parent, the Company, the Guarantor Subsidiaries, their directors, managers, partners and officers and each person, if any, who controls the Parent, the Company or any of the Guarantor Subsidiaries within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Parent, the Company or the Guarantor Subsidiaries may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Parent, the Company or any of the Guarantor Subsidiaries by such Purchaser through CSFBC specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Parent, the Company or the Guarantor Subsidiaries in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of the following information in the Offering Document furnished on behalf of CSFBC and Banc One Capital Markets, Inc. related to material relationship disclosures under the caption "Plan of Distribution"; provided, however, that the Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Parent's, the Company's or the Guarantor Subsidiaries' failure to perform their obligations under Section 5(a) of this Agreement.

                        (c)    Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

                        (d)    If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Parent, the Company or the Guarantor Subsidiaries on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Parent, the Company and the Guarantor Subsidiaries on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Parent, the Company or the Guarantor Subsidiaries bear to the total discounts and commissions received by the Purchasers from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Parent, the Company or the Guarantor Subsidiaries or the Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

                        (e)    The obligations of the Parent, the Company and the Guarantor Subsidiaries under this Section shall be in addition to any liability which the Parent, the Company or the Guarantor Subsidiaries may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Purchasers under this Section shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Parent, the Company or any of the Guarantor Subsidiaries within the meaning of the Securities Act or the Exchange Act.

            8.    Default of Purchasers. If any Purchaser or Purchasers default in their obligations to purchase Offered Securities hereunder and the aggregate principal amount of Offered Securities that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities, CSFBC may make arrangements satisfactory to the Parent and the Company for the purchase of such Offered Securities by other persons, including any of the Purchasers, but if no such arrangements are made by such Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Purchasers agreed but failed to purchase. If any Purchaser or Purchasers so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities and arrangements satisfactory to CSFBC and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser, the Parent or the Company, except as provided in Section 9. As used in this Agreement, the term "Purchaser" includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

            9.    Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Parent, the Company, the Guarantor Subsidiaries or their officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Parent, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the Parent, the Company and the Guarantor Subsidiaries shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Parent, the Company and the Guarantor Subsidiaries and the Purchasers pursuant to Section 7 shall remain in effect. If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (C), (D) or (E) of Section 6(b)(ii), the Parent, the Company and the Guarantor Subsidiaries will reimburse the Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

            10.    Notices. All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or telegraphed and confirmed to the Purchasers, c/o Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Investment Banking Department - Transactions Advisory Group, or, if sent to the Parent, the Company or the Guarantor Subsidiaries, will be mailed, delivered or telegraphed and confirmed to it at 1105 Peters Road, Harvey, Louisiana 70058, Attention: Terence Hall; provided, however, that any notice to a Purchaser pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Purchaser.

            11.    Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Company as if such holders were parties thereto.

            12.    Representation of Purchasers. The Representatives will act for the several Purchasers in connection with this purchase, and any action under this Agreement taken by the Representatives jointly or by CSFBC will be binding upon all the Purchasers.

            13.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

            14.    Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

            The Parent, the Company and the Guarantor Subsidiaries hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

[SIGNATURES ON FOLLOWING PAGES]

            If the foregoing is in accordance with the Purchasers' understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Purchasers in accordance with its terms.

Very truly yours,
PARENT:
Superior Energy Services, Inc.
By /s/ Terence E. Hall
Name: Terence E. Hall
Title: Chairman of the Board, President and Chief Executive Officer
COMPANY:
SESI, L.L.C.
By: Superior Energy Services, Inc.,
as sole member
By /s/ Terence E. Hall
Name: Terence E. Hall
Title: Chairman of the Board, President and Chief Executive Officer
GUARANTOR SUBSIDIARIES:
1105 Peters Road, L.L.C.
Ace Rental Tools, L.L.C.
Nautilus Pipe & Tool Rental, L.L.C.
Connection Technology, L.L.C.
Drilling Logistics, L.L.C.
Environmental Treatment Investments, L.L.C.
F. & F. Wireline Service, L.L.C.
Fastorq, L.L.C.
H.B. Rentals, L.C
International Snubbing Services, L.L.C.
Non-Magnetic Rental Tools, L.L.C.
Oil Stop, L.L.C.
Production Management Industries, L.L.C.
Stabil Drill Specialties, L.L.C.
Sub-Surface Tools, L.L.C.
Superior Energy Services, L.L.C.
SELIM LLC
Tong Rentals and Supply Co., L.L.C.
SEGEN LLC

By /s/ Terence E. Hall
Name: Terence E. Hall
Title: Authorized Representative

Hydro-Dynamics Oilfield Contractors, Inc.

By /s/ Terence E. Hall
Name: Terence E. Hall
Title: Authorized Representative

SE FINANCE LP

By: SEGEN LLC, as general partner

By /s/ Terence E. Hall
Name: Terence E. Hall
Title: Authorized Representative

The foregoing Purchase Agreement

    is hereby confirmed and accepted

    as of the date first above written.

Credit Suisse First Boston Corporation

Bear, Stearns & Co. Inc.

Raymond James & Associates, Inc.

Banc One Capital Markets, Inc.

    Acting on behalf of themselves

    and as the Representatives of

    the several Purchasers

By: Credit Suisse First Boston Corporation

By                       /s/ Osmar Abib

Name:   Osmar Abib

Title:     Managing Director

SCHEDULE A
Manager	Principal Amount of Offered Securities
Credit Suisse First Boston Corporation	$137,000,000
Bear, Stearns & Co. Inc.	34,000,000
Raymond James & Associates, Inc.	17,000,000
Banc One Capital Markets, Inc.	12,000,000
Total
$ 200,000,000

SCHEDULE B
Subsidiary of Parent	Jurisdiction of Incorporation/Organization	Ownership
1105 Peters Road, L.L.C.*	Louisiana	SESI, L.L.C. is sole member
Ace Rental Tools, L.L.C.*	Louisiana	SESI, L.L.C. is sole member
Connection Technology, L.L.C.*	Louisiana	SESI, L.L.C. is sole member
Drilling Logistics, L.L.C.*	Louisiana	SESI, L.L.C. is sole member
Environmental Treatment Investments, L.L.C.*	Louisiana	SESI, L.L.C. is sole member
F. & F. Wireline Service, L.L.C.*	Louisiana	SESI, L.L.C. is sole member
Fastorq, L.L.C.*	Louisiana	SESI, L.L.C. is sole member
H.B. Rentals, L.C.*	Louisiana	SESI, L.L.C. is sole member
Hydro-Dynamics Oilfield Contractors, Inc.*	Louisiana	All issued and outstanding shares held by SESI, L.L.C.
Imperial Snubbing Services Limited	Trinidad/Tobago	All issued and outstanding shares held by SESI, L.L.C.
International Snubbing Services, L.L.C.*	Louisiana	SESI, L.L.C. is sole member
Nautilus Pipe & Tool Rental, L.L.C.*	Louisiana	SESI, L.L.C. is sole member
Non-Magnetic Rental Tools, L.L.C.*	Louisiana	SESI, L.L.C. is sole member
Oil Stop, L.L.C.*	Louisiana	SESI, L.L.C. is sole member
Production Management Industries, L.L.C.*	Louisiana	SESI, L.L.C. is sole member
SE Finance LP*	Delaware	SEGEN LLC is sole General Partner and SELIM LLC is sole Limited Partner
SEGEN LLC*	Delaware	SELIM LLC is sole member
SELIM LLC*	Delaware	SESI, L.L.C. is sole member
SESI, L.L.C.*	Delaware	Parent is sole member
Southeast Australian Services Pty., Ltd.	Victoria, Australia	All issued and outstanding shares held by SESI, L.L.C.
Stabil Drill Specialties, L.L.C.*	Louisiana	SESI, L.L.C. is sole member
Sub-Surface Tools, L.L.C.*	Louisiana	SESI, L.L.C. is sole member
Superior Energy de Venezuela, C.A.	Venezuela	All issued and outstanding shares held by SESI, L.L.C.
Superior Energy Liftboats, L.L.C.	Louisiana	SESI, L.L.C. is sole member
Superior Energy Services, L.L.C.*	Louisiana	SESI, L.L.C. is sole member
Tong Rentals and Supply Co., L.L.C.*	Louisiana	SESI, L.L.C. is sole member

    *Guarantor Subsidiaries